Exhibit 99.1

TTEC Announces Record Second Quarter 2020

Financial Results

Revenue was $453.1 Million, Representing 15.4 Percent Growth

Operating Income was $49.0 Million or 10.8 Percent of Revenue

($49.8 Million or 11.0 Percent Non-GAAP)

Net Income was $31.3 Million ($35.2 Million Non-GAAP)

Adjusted EBITDA was $71.0 Million or 15.7 Percent of Revenue

Fully Diluted EPS was $0.67 ($0.75 Non-GAAP)

Signs Record Bookings of $214 Million

Reinstates and Raises Outlook for Full Year 2020

DENVER, August 5, 2020 – TTEC Holdings, Inc. (NASDAQ: TTEC), a leading global Customer Experience as a Service (CXaaS) partner for many of the world’s most iconic and disruptive brands, today announced financial results for the second quarter and six months ended June 30, 2020.

“Our record financial results for the second quarter reflect heightened demand for digitized and virtualized CX solutions," commented Ken Tuchman, chairman and chief executive officer of TTEC. “Our ability to rapidly enable clients to substitute person-to-person engagement with an authentic digitized and virtualized customer experience has never been more essential. Our business performance underscores the agility and market differentiation in our technology rich customer experience-as-a-service (CXaaS) offerings.”

Tuchman continued, “TTEC provides everything it takes for large commercial enterprise and government organizations to operate virtually, automate processes, and successfully enable digital customer experience. We expect our topline momentum to continue to benefit from current market trends including a growing demand for digitization and virtualization, an increasingly compressed time to digital adoption and a shift toward ubiquitous engagement for businesses and consumers.”

“I’m also thrilled about TTEC Digital’s strategic acquisition of VoiceFoundry, a leading global Amazon Connect partner. VoiceFoundry provides additional speed, agility, and optionality to our Humanify™ Cloud platform, expanding our CX Ecosystem with Amazon’s cloud-first, best-of-breed solutions that will accelerate digital CX transformation for our clients,” concluded Tuchman.

SECOND QUARTER 2020 FINANCIAL HIGHLIGHTS

Revenue

•	Second quarter 2020 GAAP revenue increased 15.4 percent to $453.1 million compared to $392.5 million in the prior year period, or 16.3 percent growth in constant currencies.

•	Foreign exchange had a $3.5 million negative impact on revenue in the second quarter 2020.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Income from Operations

•	Second quarter 2020 GAAP income from operations was $49.0 million, or 10.8 percent of revenue, compared to $22.9 million, or 5.8 percent of revenue in the prior year period.

•	Second quarter 2020 Non-GAAP income from operations, excluding $0.8 million in restructuring charges, was $49.8 million or 11.0 percent of revenue versus 6.5 percent for the prior year period.

•	Foreign exchange had a $0.5 million positive impact on income from operations in the second quarter 2020.

Adjusted EBITDA

•	Second quarter 2020 Non-GAAP Adjusted EBITDA was $71.0 million, or 15.7 percent of revenue, compared to $44.8 million, or 11.4 percent of revenue in the prior year period.

Earnings Per Share

•	Second quarter 2020 GAAP fully diluted earnings per share was $0.67 compared to $0.25 for the same period last year.

•	Second quarter 2020 Non-GAAP fully diluted earnings per share was $0.75 compared to $0.34 in the prior year period.

Bookings

•	During the second quarter 2020, TTEC signed an estimated $214 million in annualized contract value. Bookings were diversified across segments, verticals, and geographies and included programs related to pandemic relief and support efforts.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the second quarter 2020 was $43.1 million compared to $41.3 million for the second quarter 2019.

•	Capital expenditures in the second quarter 2020 were $15.1 million compared to $15.2 million for the second quarter 2019.

•	As of June 30, 2020, TTEC had cash and cash equivalents of $482.3 million and debt of $714.0 million, resulting in a net debt position of $231.7 million. This compares to a net debt position of $172.8 million for the same period 2019. The increased cash and debt at June 30, 2020 was primarily related to precautionary measures, taken late in the first quarter in response to potential COVID-19 risks, to proactively increase liquidity by drawing down a portion of the revolving credit facility.

•	As of June 30, 2020, TTEC had approximately $195.0 million of additional borrowing capacity available under its revolving credit facility compared to $510.0 million for the same period 2019.

•	Paid a 34 cent per share, or $15.8 million, semi-annual dividend on April 16, 2020, an approximate 6.3 percent increase over the dividend paid in October 2019 and a 13.3 percent increase over the April 2019 dividend.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Second quarter 2020 GAAP revenue for TTEC Digital was $77.1 million, compared to $78.5 million for the year ago period. Revenue in the cloud and related systems integration collectively grew 31.8 percent over the year ago period. The slight decline in total revenue is attributable to the exit of certain non-core consulting practices and reduction in product and managed service volumes as clients increasingly pivot to Digital’s cloud-based offerings.

•	Income from operations was $14.4 million or 18.6 percent of revenue compared to operating income of $7.7 million or 9.8 percent of revenue for the prior year period.

•	Second quarter 2020 Non-GAAP income from operations was $14.5 million, or 18.8 percent of revenue compared to operating income of $9.7 million or 12.4 percent of revenue in the prior year period.

•	Second quarter 2020 Non-GAAP Adjusted EBITDA was $18.7 million, or 24.2 percent of revenue, compared to $13.9 million, or 17.7 percent of revenue in the prior year period.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud prevention services

•	Second quarter 2020 GAAP revenue for TTEC Engage increased 19.7 percent to $375.9 million from $314.0 million for the year ago period. Revenue growth was 20.8 percent in constant currencies. Income from operations was $34.6 million or 9.2 percent of revenue compared to operating income of $15.2 million or 4.8 percent of revenue for the prior year period.

•	Second quarter 2020 Non-GAAP income from operations was $35.3 million, or 9.4 percent of revenue compared to operating income of $15.7 million or 5.0 percent of revenue in the prior year period.

•	Second quarter 2020 Non-GAAP Adjusted EBITDA was $52.3 million, or 13.9 percent of revenue, compared to $30.9 million, or 9.8 percent of revenue in the prior year period.

•	Foreign exchange had a $3.3 million negative impact on revenue and $0.5 million positive impact on income from operations in the second quarter 2020.

BUSINESS OUTLOOK

“We remain intensely focused on the health and safety of our people and partners, our clients’ success as they navigate the macro challenges inherent in COVID-19, and managing our near and long-term priorities to deliver sustainable long-term profitable growth,” commented Regina Paolillo, chief financial and administrative officer of TTEC. “We could not be more satisfied with our first half results, with the strength of our client relationships, and the relevancy of CX cloud, omnichannel, intelligent automation and virtual and digital technologies. With a strong revenue backlog, new business pipeline, and solid balance sheet in hand for 2020, we are restoring and increasing our original outlook and can now turn our attention to 2021 and beyond, including both organic and inorganic investments that will enable continued high single-digit topline and double-digit profit growth.”

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Our reinstated full-year 2020 outlook, which includes a modest contribution from the VoiceFoundry acquisition and excludes restructuring and impairment charges, is as follows:

Revenue between $1.766 and $1.784 billion, an increase of 7.4 and 8.5 percent over the prior year.

Operating Income margins between 9.1 and 9.2 percent.

•	Margins of approximately 13.8 percent for TTEC Digital and 8.2 percent for TTEC Engage

Adjusted EBITDA margins between 14.2 and 14.3 percent.

•	Margins of approximately 19.7 percent for TTEC Digital and 13.2 percent for TTEC Engage

Earnings Per Share between $2.37 and $2.43.

Capital expenditures are estimated to be between 3.1 and 3.3 percent of revenue, of which approximately 70 percent is growth oriented.

Effective tax rate for the full year is estimated between 23 and 27 percent.

Diluted share count for the full year is estimated between 46.9 and 47.1 million.

We estimate the second half total company 2020 mix as follows:

•	Revenue:	51 percent third quarter, 49 percent fourth quarter
•	Operating Income:	52 percent third quarter, 48 percent fourth quarter
•	Adjusted EBITDA:	51 percent third quarter, 49 percent fourth quarter
•	Earnings Per Share:	53 percent third quarter, 47 percent fourth quarter

We estimate the Digital - Engage segment 2020 mix as follows:

•	Revenue: 17 percent Digital, 83 percent Engage, of which 24 percent of Digital and 25 percent of Engage in the fourth quarter, respectively.

•	Operating Income: 26 percent Digital, 74 percent Engage, of which 19 percent of Digital and 21 percent of Engage in the fourth quarter, respectively.

•	Adjusted EBITDA: 23 percent Digital, 77 percent Engage, of which 21 percent of Digital and 24 percent of Engage in the fourth quarter, respectively.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that TTEC includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, among other items.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading digital customer experience (CX) technology and services company focused on the design, implementation, and delivery of transformative solutions for many of the world’s most iconic and disruptive brands and government agencies. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, fraud prevention and detection, and content moderation services. Founded in 1982, the Company's 51,700 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to COVID-19 global pandemic and the various government mandates designed to contain the pandemic, and how these risks may impact our business in the short and longer term; the risks related to our strategy execution; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; cybersecurity; consolidation activities undertaken by our clients; geographic concentration of our brick and mortar delivery platform and our global footprint; changes in laws that impact our business and our ability to comply with those and other laws governing our operations; the reliability of our information technology infrastructure and our ability to consistently deliver uninterrupted service to our clients; the need to forecast demand for services accurately and the impact of such forecasts on our capacity utilization; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; and our equity structure including our controlling shareholder risk, the limited market float of our stock, and the potential volatility of our stock price resulting therefrom. Risk Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Quarterly Report on Form 10-Q for the quarter ended on June 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the U.S. Securities and Exchange Commission (the "SEC") and is available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$453,081	$392,515	$885,294	$786,871

Operating Expenses:
Cost of services	337,306	299,237	658,863	592,571
Selling, general and administrative	47,360	50,864	97,194	100,584
Depreciation and amortization	18,660	17,050	37,532	33,793
Restructuring and integration charges, net	793	428	1,331	1,389
Impairment losses	-	2,063	696	3,569
Total operating expenses	404,119	369,642	795,616	731,906

Income From Operations	48,962	22,873	89,678	54,965

Other income (expense), net	(4,374)	(1,914)	(10,206)	(6,064)

Income Before Income Taxes	44,588	20,959	79,472	48,901

Provision for income taxes	(11,039)	(7,345)	(21,238)	(14,811)

Net Income	33,549	13,614	58,234	34,090

Net income attributable to noncontrolling interest	(2,224)	(1,816)	(5,375)	(3,290)

Net Income Attributable to TTEC Stockholders	$31,325	$11,798	$52,859	$30,800

Net Income Per Share

Basic	$0.72	$0.29	$1.25	$0.74

Diluted	$0.72	$0.29	$1.24	$0.73

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.67	$0.25	$1.14	$0.67

Diluted	$0.67	$0.25	$1.13	$0.66

Income From Operations Margin	10.8%	5.8%	10.1%	7.0%
Net Income Margin	7.4%	3.5%	6.6%	4.3%
Net Income Attributable to TTEC Stockholders Margin	6.9%	3.0%	6.0%	3.9%
Effective Tax Rate	24.8%	35.0%	26.7%	30.3%

Weighted Average Shares Outstanding
Basic	46,619	46,318	46,559	46,261
Diluted	46,861	46,684	46,838	46,636

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
TTEC Digital	$77,143	$78,519	$154,699	$144,372
TTEC Engage	375,938	313,996	730,595	642,499
Total	$453,081	$392,515	$885,294	$786,871

Income From Operations:
TTEC Digital	$14,376	$7,709	$24,634	$15,468
TTEC Engage	34,586	15,164	65,044	39,497
Total	$48,962	$22,873	$89,678	$54,965

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$482,255	$82,407
Accounts receivable, net	353,289	331,096
Other current assets	123,308	136,322
Total current assets	958,852	549,825

Property and equipment, net	177,099	176,633
Other assets	631,038	650,330

Total assets	$1,766,989	$1,376,788

LIABILITIES AND EQUITY
Total current liabilities	$344,790	$363,289
Other long-term liabilities	920,246	532,846
Redeemable noncontrolling interest	54,026	48,923
Total equity	447,927	431,730

Total liabilities and equity	$1,766,989	$1,376,788

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$453,081	$392,515	$885,294	$786,871

Reconciliation of Adjusted EBITDA:

Net Income	$33,549	$13,614	$58,234	$34,090
Interest income	(491)	(429)	(855)	(769)
Interest expense	3,104	4,208	12,696	9,496
Provision for income taxes	11,039	7,345	21,238	14,811
Depreciation and amortization	18,660	17,050	37,532	33,793
Asset impairment, restructuring and integration charges	793	2,491	2,027	4,958
Gain on sale of business units	(142)	(442)	(388)	(750)
Changes in acquisition contingent consideration	(1,084)	(2,424)	(4,349)	(2,424)
Loss on disolution of subsidiary	2,467	-	2,467	-
Equity-based compensation expenses	3,057	3,366	5,976	6,534
Adjusted EBITDA	$70,952	$44,779	$134,578	$99,739

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$33,549	$13,614	$58,234	$34,090
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	18,660	17,050	37,532	33,793
Other	(9,096)	10,639	9,512	53,383
Net cash provided by operating activities	43,113	41,303	105,278	121,266

Less - Total Cash Capital Expenditures	15,102	15,228	31,915	28,428

Free Cash Flow	$28,011	$26,075	$73,363	$92,838

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$48,962	$22,873	$89,678	$54,965
Restructuring charges, net	793	428	1,331	1,389
Impairment losses	-	2,063	696	3,569

Non-GAAP Income from Operations	$49,755	$25,364	$91,705	$59,923

Non-GAAP Income from Operations Margin	11.0%	6.5%	10.4%	7.6%

Reconciliation of Non-GAAP EPS:

Net Income	$33,549	$13,614	$58,234	$34,090
Add:Asset restructuring and impairment charges	793	2,491	2,027	4,958
Add:Interest charge related to future purchase of remaining 30% for Motif acquisition	(204)	469	6,273	1,776
Less:Changes in acquisition contingent consideration	(1,084)	(2,424)	(4,349)	(2,424)
Less:Gain on sale of business units	(142)	(442)	(388)	(750)
Add:Loss on disoluion of subsidiary	2,467	-	2,467	-
Add:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(192)	2,134	941	1,834

Non-GAAP Net Income	$35,187	$15,842	$65,205	$39,484

Diluted shares outstanding	46,861	46,684	46,838	46,636

Non-GAAP EPS	$0.75	$0.34	$1.39	$0.85

Reconciliation of Adjusted EBITDA by Segment :	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital

	Q2 20	Q2 19	Q2 20	Q2 19	YTD 20	YTD 19	YTD 20	YTD 19
Earnings before Income Taxes	$30,190	$13,166	$14,398	$7,793	$54,772	$33,299	$24,700	$15,605
Interest income / expense, net	2,635	3,769	(22)	9	11,909	8,719	(67)	6
Depreciation and amortization	15,382	13,814	3,278	3,235	30,966	28,249	6,566	5,543
Asset impairment, restructuring and integration charges	679	489	114	2,003	1,010	2,608	1,016	2,350
Gain on sale of business units	(142)	(442)	-	-	(388)	(750)	-	-
Changes in acquisition contingent consideration	(1,084)	(2,424)	-	-	(4,349)	(2,424)	-	-
Loss on disolution of subsidiary	2,467	-	-	-	2,467	-	-	-
Equity-based compensation expenses	2,128	2,515	929	852	4,198	4,872	1,778	1,663

Adjusted EBITDA	$52,255	$30,887	$18,697	$13,892	$100,585	$74,573	$33,993	$25,167